Exhibit 99.1

Zebra Technologies Announces

2015 First Quarter Financial Results

High growth of legacy Zebra products and positive momentum in

Enterprise combine for strong first quarter results and positive outlook

Lincolnshire, Ill., May 13, 2015—Zebra Technologies Corporation (NASDAQ: ZBRA) today reported that net sales for the three months ended April 4, 2015, were a record $893.2 million, compared with $288.3 million for the first quarter of 2014. The GAAP net loss for the first quarter was $25.3 million, or $0.50 per share, compared with net income of $41.6 million, or $0.82 per diluted share, for the first quarter of 2014.

Summary Financial Performance (Unaudited)

	1Q15	1Q14	Change
GAAP net sales (in mils)	$893.2	$288.3	209.8%
Gross margin (%)	45.8	51.3	(5.5) pts.

GAAP net income (loss) (in mils)	$(25.3)	$41.6	NM
GAAP diluted earnings (loss) per share	$(0.50)	$0.82	NM

Non-GAAP net income (in mils)	$72.4	$48.8	48.3%
Non-GAAP diluted earnings per share	$1.39	$0.96	44.7%

Adjusted EBITDA (in mils)	$152.2	$70.6	115.7%

Note: A Reconciliation of Non-GAAP financial information to GAAP information is available in the financial tables in this release.

Non-GAAP Financial Results (unaudited)

For the first quarter of 2015, non-GAAP net income was $72.4 million, or $1.39 per diluted share, compared with $48.8 million, or $0.96 per diluted share, for the first quarter of 2014. Adjusted EBITDA for the first quarter of 2015 were $152.2 million, versus $70.6 million for the 2014 first quarter. The company’s calculation of non-GAAP net income adjusts for certain items on a tax-effected basis, including stock-based compensation expense, acquisition and integration costs, exit and restructuring costs, purchase accounting adjustments, and amortization of intangible assets. The calculation also adjusts for a $27.2 million foreign exchange loss on unhedged net monetary assets. Please refer to the tables included in this press release for a reconciliation of GAAP to non-GAAP financial results.

“We started the year with strong, positive momentum, as business activity remained high specifically in North America and Europe,” stated Anders Gustafsson, Zebra’s chief executive officer. “Our partners and customers are responding enthusiastically to our greatly expanded portfolio of solutions and capabilities, and our enhanced focus on giving them improved visibility into their assets, transactions and people for better enterprise asset intelligence. During the quarter we also made material progress on achieving our cost-synergy targets, pursuing growth initiatives and integrating Zebra with the Enterprise business acquired from Motorola Solutions in October. The favorable business trends are continuing into the second quarter, as Zebra is well positioned to benefit over the long term from the convergence of technology trends in the Internet of Things, mobility and cloud computing.”

Discussion and Analysis – First Quarter

•	Net sales increased 209.8% from the comparable quarter a year ago. The Enterprise business acquired from Motorola Solutions contributed $561.6 million to 2015 first quarter sales, including a reduction in sales for purchase accounting adjustments of $5.6 million related to service contracts acquired with the Enterprise business. Sales of legacy Zebra totaled $331.6 million, up 15.0% from $288.3 million for the first quarter of 2014. The effect of movements in foreign currency, net of hedges, reduced sales on legacy Zebra by $2.4 million.

•	Gross margin for the first quarter of 2015 of 45.8%, compared with 51.3% for 2014, reflects the changing mix of products and services sold during the quarter, including Enterprise products which generally have lower gross margins than legacy Zebra products. Cost of sales for the first quarter of 2015 includes a purchase accounting increase of $800,000. The combination of the purchase accounting adjustments to sales and cost of sales reduced gross margin by 0.4 percentage points.

•	Operating expenses for the first quarter of 2015 of $389.7 million, increased by $295.2 million from the prior year’s first quarter, primarily as a result of the Enterprise acquisition. Operating expenses for the first quarter of 2015 include $37.5 million in acquisition, integration, exit and restructuring costs, versus $5.2 million for the prior year, and $67.6 million in amortization of intangible assets, compared with $2.7 million for the first quarter of 2014.

•	The company incurred a foreign exchange loss of $27.2 million related to changes in the valuation of net monetary assets. In addition, a net forward interest rate swaps gain of $1.7 million reflects a change in interest rates.

•	Interest expense of $51.0 million reflects the increase in debt related to funding the acquisition of the Enterprise business from Motorola Solutions, and includes $4.6 million in amortization of debt issuance cost and discount.

As of April 4, 2015, Zebra had cash of $329.5 million, accounts receivable of $637.9 million, inventories of $405.5 million, and long-term debt of $3.1 billion.

Second Quarter Outlook

Zebra announced its financial forecast for the second quarter of 2015. The company expects net sales within a range of $865 million to $895 million. This forecast incorporates an expectation of year-over-year growth of 9% to 13% in constant currency, on a proforma basis. Non-GAAP diluted earnings are expected in the range of $1.00 and $1.25 per share. Adjusted EBITDA are forecast within a range of $130 million and $145 million for the second quarter of 2015.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the first quarter of 2015. The conference call will be held at 9:00 a.m. Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the second quarter of 2015 stated in the paragraph above captioned “Second Quarter Outlook.” Similarly, statements herein that describe the transaction between Zebra and Motorola Solutions including, its financial impact, and other statements of management’s beliefs, intentions, or goals are also forward-looking statements. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business of Motorola Solutions, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2014.

About Zebra Technologies

Zebra (NASDAQ: ZBRA) makes businesses as smart and connected as the world we live in. Zebra tracking and visibility solutions transform the physical to digital, creating the data streams businesses need in order to simplify operations, know more about their business, and empower their mobile workforce. For more information, visit www.zebra.com/possibilities.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, consisting of “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income” and “Non-GAAP earnings per share” in addition to measure our operating performance. Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Reconciliations of Operating Income to EBITDA, EBITDA to Adjusted EBITDA, and GAAP net income to Non-GAAP net income are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Contact:

Investors:	Media:
Douglas A. Fox, CFA	Robb Kristopher
Vice President, Investor Relations	Director, Corporate Communications
and Treasurer	and Public Relations
+ 1 847 793 6735	+ 1 847 793 5514
dfox@zebra.com	rkristopher@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	April 4, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$329,534	$393,950
Investments and marketable securities	—	24,385
Accounts receivable, net	637,953	670,402
Inventories, net	405,469	394,176
Deferred income taxes	116,707	122,772
Income tax receivable	60,340	12,988
Prepaid expenses and other current assets	68,971	53,377

Total current assets	$1,618,974	$1,672,050

Property and equipment at cost, less accumulated depreciation and amortization	270,228	255,092
Goodwill	2,482,528	2,489,510
Other intangibles, net	961,704	1,029,293
Debt issuance cost	28,919	29,785
Other assets	92,277	93,121

Total assets	$5,454,630	$5,568,851

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$284,730	$326,524
Accrued liabilities	371,106	421,070
Deferred revenue	225,112	196,213
Current portion of long-term debt	—	7,522
Income taxes payable	14,903	4,518

Total current liabilities	$895,851	$955,847
Long-term debt	3,144,177	3,182,962
Long-term deferred tax liability	192,544	199,853
Long-term deferred revenue	107,687	115,847
Other long-term liabilities	88,373	74,434

Total liabilities	$4,428,632	$4,528,943

Stockholders’ equity:
Preferred stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	160,305	147,090
Treasury stock	(629,403)	(634,664)
Retained earnings	1,510,010	1,535,307
Accumulated other comprehensive loss	(15,636)	(8,547)

Total stockholders’ equity	1,025,998	1,039,908

Total liabilities and stockholders’ equity	$5,454,630	$5,568,851

See accompanying notes to consolidated financial statements.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 4, 2015	March 29, 2014
Net sales
Net sales of tangible products	$755,322	$261,892
Revenue from services and software	137,862	26,376

Total net sales	893,184	288,268

Cost of sales
Cost of sales of tangible products	385,370	130,449
Cost of services and software	98,292	9,881

Total cost of sales	483,662	140,330

Gross profit	409,522	147,938

Operating expenses:
Selling and marketing	122,106	35,416
Research and development	96,417	22,857
General and administrative	66,136	28,391
Amortization of intangible assets	67,589	2,672
Acquisition and integration costs	26,331	4,927
Exit and restructuring costs	11,169	267

Total operating expenses	389,748	94,530

Operating income	19,774	53,408

Other income (expense):
Investment income gain (loss)	(197)	421
Foreign exchange loss	(27,191)	(292)
Forward interest rate swaps gain	1,689	—
Interest expense	(50,965)	(18)
Other, net	(1,273)	26

Total other (expense) income	(77,937)	137

Income (loss) from continuing operations before income taxes	(58,163)	53,545
(Benefit) income taxes expense	(32,866)	11,939

Net (loss) income	$(25,297)	$41,606

Basic earnings (loss) per share	$(0.50)	$0.83
Diluted earnings (loss) per share	$(0.50)	$0.82

Basic weighted average shares outstanding	50,667	50,402
Diluted weighted average and equivalent shares outstanding	50,667	50,974

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three months ended
	April 4, 2015	March 29, 2014

Net (loss) income	$(25,297)	$41,606

Other comprehensive income (loss):
Unrealized gains (losses) on anticipated sales hedging transactions, net of tax	1,690	613
Unrealized gains (losses) on forward interest rate swaps hedging transactions, net of tax	(7,051)	—
Unrealized holding gains (losses) on investments, net of taxes	(16)	148
Foreign currency translation adjustment	(1,712)	(167)

Comprehensive (loss) income	$(32,386)	$42,200

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	April 4, 2015	March 29, 2014
Cash flows from operating activities:
Net income (loss)	$(25,297)	$41,606
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	79,703	9,003
Amortization of debt issuance cost and discount	4,559	—
Share-based compensation	8,796	2,966
Excess tax benefit from share-based compensation	(1,492)	(395)
Deferred income taxes	6,887	18
Unrealized loss on forward interest rate swaps	(1,689)	—
All other, net	(144)	12
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, net	28,232	(4,793)
Inventories, net	(24,656)	1,663
Other assets	(13,330)	2,419
Accounts payable	(27,075)	(2,435)
Accrued liabilities	9,002	(9,670)
Deferred revenue	26,846	682
Income taxes	(36,876)	8,146
Other operating activities	2,130	533

Net cash provided by operating activities	35,596	49,755

Cash flows from investing activities:
Purchases of property and equipment	(25,522)	(2,374)
Acquisition of businesses, net of cash acquired	(48,805)	—
Proceeds from sale of long-term investments	1,748	—
Purchases of long-term investments	168	(405)
Purchases of investments and marketable securities	(739)	(151,817)
Maturities of investments and marketable securities	—	15,996
Proceeds from sales of investments and marketable securities	25,108	72,206

Net cash used in investing activities	(48,378)	(66,394)

Cash flows from financing activities:
Payment of debt	(50,000)	—
Proceeds from exercise of stock options and stock purchase plan purchases	8,199	4,936
Excess tax benefit from equity-based compensation	1,492	395

Net cash provided by (used in) financing activities	(40,309)	5,331

Effect of exchange rate changes on cash	(11,325)	(95)

Net decrease in cash and cash equivalents	(64,416)	(11,403)
Cash and cash equivalents at beginning of period	393,950	62,827

Cash and cash equivalents at end of period	$329,534	$51,424

Supplemental disclosures of cash flow information:
Income taxes paid, net	$4,841	$3,304
Interest paid	26,706	—

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
Product category	April 4, 2015	March 29, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Hardware	$688,070	$198,388	246.8	77.1	68.9
Supplies	67,252	63,504	5.9	7.5	22.0
Service and software	137,862	26,376	422.7	15.4	9.1

Total net sales	$893,184	$288,268	209.8	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic region	April 4, 2015	March 29, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Europe, Middle East and Africa	$290,544	$91,439	217.7	32.5	31.7
Latin America	53,286	25,640	107.8	6.0	8.9
Asia-Pacific	106,383	37,967	180.2	11.9	13.2

Total International	450,213	155,046	190.4	50.4	53.8
North America	442,971	133,222	232.5	49.6	46.2

Total net sales	$893,184	$288,268	209.8	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Amounts in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	April 4, 2015	March 29, 2014
Net (loss) income	$(25,297)	$41,606

Income tax (benefit)/expense	(32,866)	11,939
Share-based compensation expense	8,796	2,966
Acquisition and integration costs	26,331	4,927
Exit and restructuring costs	11,169	267
Purchase accounting adjustments	6,426	—
Foreign exchange loss	27,191	292
Amortization of intangible assets	67,589	2,672
Non-cash interest expense	4,559	—
Unrealized gain on interest rate swaps (gain) loss	(1,689)	—
Tax effects	(19,764)	(15,832)

Total adjustments	$97,742	$7,231

Non-GAAP net income	$72,445	$48,837

GAAP (loss) earnings per share
Basic	$(0.50)	$0.83

Diluted	$(0.50)	$0.82

Non-GAAP earnings per share
Basic	$1.40	$0.97

Diluted	$1.39	$0.96

Basic weighted average shares outstanding	51,725	50,402
Diluted weighted average and equivalent shares outstanding	52,271	50,974

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	April 4, 2015	March 29, 2014
Income from continuing operations to EBITDA and Adjusted EBITDA
Net (loss) income	$(25,297)	$41,606
Income tax (benefit) expense	(32,866)	11,939
Total other expense (income)	77,937	(137)

Operating income (loss)	$19,774	$53,408

Depreciation	12,114	6,331
Amortization of intangible assets	67,589	2,672

EBITDA (Non-GAAP)	$99,477	$62,411

Acquisition and integration costs	26,331	4,927
Purchase accounting adjustments	6,426	—
Exit and restructuring costs	11,169	267
Share-based compensation expense	8,796	2,996

Adjusted EBITDA (Non-GAAP)	$152,199	$70,571